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                                 ANALOGY, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)
                                 IN THOUSANDS

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
                                           Three months ended        Six months ended
                                              September 30,            September 30,
                                          --------------------     --------------------
                                            1997        1996         1997        1996
                                          -------     --------     --------    --------
Net income (loss)                          $  317      $  (932)     $   (93)   $ (1,641)
                                          -------     --------      -------    --------
                                          -------     --------      -------    --------

Earnings (loss) per share                  $ 0.03      $ (0.11)     $ (0.01)   $  (0.20)
                                          -------     --------      -------    --------
                                          -------     --------      -------    --------

Weighted average shares outstanding:
   Common stock                             9,171        8,356        9,149       8,334
   Common stock issuable upon exercise of
      stock options                           637           --           --          --
                                          -------     --------      -------    --------
Shares used in per share calculations       9,808        8,356        9,149       8,334
                                          -------     --------      -------    --------
                                          -------     --------      -------    --------

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